Exhibit 99.1

ADT Inc. Announces Upsize and Pricing of First-Priority Notes

BOCA RATON, Fla., Sept. 13, 2019 (GLOBE NEWSWIRE) – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), the number one smart home security provider serving residential and business customers across the United States and Canada, announced today that Prime Security Services Borrower, LLC (the “Issuer”) and Prime Finance Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), its indirect wholly owned subsidiaries, priced its offering of an additional $600 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026, which represents an increase of $100 million from the aggregate principal amount previously disclosed, issued under the existing indenture, dated as of April 4, 2019 (“Notes”) that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”).

The Offering is expected to close on September 23, 2019, subject to certain conditions. As previously announced, the Issuer is also seeking to amend its existing credit agreement (the “First Lien Credit Agreement”) to, among other things, (a) incur approximately $3,110 million of new term loans (the “New Term Loans”), which represents an decrease of $100 million from the aggregate principal amount previously disclosed, the net proceeds of which will be used, together with the proceeds from the Notes and borrowings under the Issuer’s revolving credit facility, to refinance approximately $3,414 million aggregate principal amount of the term loans due 2022 outstanding under the First Lien Credit Agreement, (b) extend the maturity date of the term loans to the date that is seven years after the effective date of the Credit Agreement Amendment (as defined below), subject to a springing maturity if certain long term indebtedness of the Issuer and its subsidiaries is not refinanced and (c) make other changes to, among other things, provide the Issuer with additional flexibility to incur additional indebtedness and fund future distributions to the holders of shares of ADT’s common stock (the “Credit Agreement Amendment”).

The Issuers expect to use the proceeds from the Offering and the Credit Agreement Amendment, as well as borrowings under the Issuer’s revolving credit facility, to (i) refinance approximately $3,414 million aggregate principal amount of term loans due 2022 outstanding under the First Lien Credit Agreement with approximately $3,210 million aggregate principal amount of term loans due 2026, subject to the repayment, extension or refinancing with longer maturity debt of certain of the Issuer’s other indebtedness, (ii) repurchase or redeem the outstanding $300 million aggregate principal amount of 2020 Notes in full and (iii) pay related fees and expenses in connection with the transactions.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About ADT

ADT is a leading security and automation provider serving residential and business customers across the United States and Canada. Ranked as the #1 Smart Home Security Provider*, ADT offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers. Headquartered in Boca Raton, Florida, ADT is a purpose-driven company backed by approximately 19,000 employees, more than 200 sales and service locations, and 12 owned and operated monitoring centers connecting customers to lifesaving support for today’s ever-changing security needs, 24/7.

*	Strategy Analytics, “US Interactive Security: Self-installed, Professionally-Monitored Solutions Gaining Momentum,” April 2019.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:

Jason Smith – ADT

investorrelations@adt.com

Media Relations

Mónica Talán

tel: +1 561.613.2331

mtalan@adt.com

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